                                                                      EXHIBIT 13

                                ILLUSTRATION OF
                        CALCULATION OF CUMULATIVE RETURN


                                  Division 10


                              1 Year
                         -----------------
                         Value at 12-31-00                $ 8,941
                    Less Value at 12-31-99                $10,000
                                                    -------------
                                                          ($1,059)
           Divided by Value at 12-31-99                  $ 10,000
                                                    -------------
                         Cumulative Return                 -10.59%
                                                    =============


                              5 Years
                         -----------------
                         Value at 12-31-00                $21,362
                    Less Value at 12-31-95                $10,000
                                                    -------------
                                                          $11,362
           Divided by Value at 12-31-95                   $10,000
                                                    -------------
                         Cumulative Return                 113.62%
                                                    =============

                              10 Years
                         -----------------
                         Value at 12-31-00                $41,565
                    Less Value at 12-31-90                $10,000
                                                    -------------
                                                          $31,565
           Divided by Value at 12-31-90                   $10,000
                                                    -------------
                         Cumulative Return                 315.65%
                                                    =============

                   NON-STANDARD AVERAGE ANNUAL TOTAL RETURNS
                            AS OF DECEMBER 31, 2000
                                  DIVISION 10

                                 P(1+T)/n=ERV


            1 Year                     5 Years               10 Years

       P =     $10,000.00        P =    $10,000.00       P =     $10,000.00
       n =              1        n =             5       n =             10
      ERV =     $ 8,940.76      ERV =   $21,362.38      ERV =    $41,564.87
       T =         -10.59%       T =        16.39%       T =         15.31%
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


                   CALCULATIONS FOR PERFORMANCE INFORMATION
             IN PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION



                                Illustration of

    Calculation of Annual and Cumulative Change in Accumulation Unit Value



                                  DIVISION 10

     (1)                 (2)                (3)           [(1)-(2)]/(2)       [(1)-(3)]/(3)
                                                                               Cumulative
     AUV                 AUV                AUV               Annual             Change               Year
   In Yr N             In Yr N-1          In Yr 1             Change           Since 12/31/90           N
--------------      --------------     --------------     --------------      --------------      --------------
   8.724400            9.758006           2.098984           -10.59%              315.65%             2000
   9.758006            8.210091           2.098984            18.85%              364.89%             1999
   8.210091            6.484646           2.098984            26.61%              291.15%             1998
   6.484646            4.941785           2.098984            31.22%              208.94%             1997
   4.941785            4.084002           2.098984            21.00%              135.44%             1996
   4.084002            3.016740           2.098984            35.38%               94.57%             1995
   3.016740            3.039489           2.098984            -0.75%               43.72%             1994
   3.039489            2.806477           2.098984             8.30%               44.81%             1993
   2.806477            2.669391           2.098984             5.14%               33.71%             1992
   2.669391            2.098984           2.098984            27.18%               27.18%             1991
